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Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTs


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-2, of our report dated February 19, 2002 (except for notes 14d, e and f for which the date is March 6, 2002), which appears on page F-2 of the Annual Report Form 10-K/A for the year ended December 31, 2001 relating to the consolidated balance sheet of Eurotech, Ltd. and Subsidiaries (a Development Stage Company), as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001, 2000 and 1999 and for the period from inception (May 26, 1995) to December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                                /s/ GRASSI & CO., CPAs, P.C.
                                                ----------------------------
                                                Grassi & Co., CPAs, P.C.
                                                Certified Public Accountants

New York, New York
January 30, 2003